                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-91700 of Aeropostale, Inc. on Form S-8 of our report dated March 7, 2003, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets appearing in this Annual Report on Form 10-K of Aeropostale, Inc. for the year ended February 1, 2003.

                                                /S/ DELOITTE & TOUCHE LLP

New York, New York
April 29, 2003